UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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BARINGTON/HILCO ACQUISITION CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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FOR IMMEDIATE RELEASE

July 28, 2017

BARINGTON/HILCO ACQUISITION CORP. ANNOUNCES INTENTION TO ADJOURN SPECIAL MEETING OF STOCKHOLDERS TO APPROVE EXTENSION PROPOSAL

New York, NY, July 28, 2017 – Barington/Hilco Acquisition Corp. (Nasdaq: BHAC), a blank check acquisition company (the “Company”), announced today that it intends to adjourn, without conducting any business, the special meeting of stockholders (the “Special Meeting”) scheduled to occur at 10:00 a.m., Eastern time, on July 31, 2017 and reconvene at 10:00 a.m., Eastern time, on August 9, 2017. The Special Meeting will still be held at the offices of Kramer Levin Naftalis & Frankel LLP, located at 1177 Avenue of the Americas, New York, NY 10036.

The purpose of the Special Meeting is to permit stockholders to vote upon a proposal to extend the time available for the Company to consummate a business combination from August 11, 2017 to December 31, 2017 (the “Extension”). On May 12, 2017, the Company entered into a merger agreement (the “Merger Agreement”) with Oomba, Inc., a specialized social media and software development company. The Company is holding the Special Meeting in order to provide the Company sufficient time to close the transactions contemplated by the Merger Agreement.

In connection with the adjournment of the Special Meeting, the Company is extending the deadline for holders of the Company’s common stock to exercise their right to redeem their shares for their pro rata portion of the funds available in the Company’s trust account in connection with the vote to approve the Extension, or to withdraw any previously delivered demand for redemption, to 5:00 p.m., Eastern time, on August 7, 2017 (two business days before the Special Meeting).

Stockholders of record as of June 30, 2017 shall be entitled to vote at the Special Meeting. Proxy materials were filed with the SEC on July 14, 2017 and were mailed to stockholders on or about such date.

If stockholders have any questions or need assistance in connection with the Special Meeting, please contact the Company’s proxy solicitor, Advantage Proxy, Inc., toll free, at (877) 870-8565 or ksmith@advantageproxy.com.

Additional Information About the Special Meeting

ON JULY 14, 2017, THE COMPANY FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) WITH RESPECT TO THE SPECIAL MEETING. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE PROXY STATEMENT CAN BE OBTAINED WITHOUT CHARGE ON THE SEC'S WEBSITE AT WWW.SEC.GOV OR BY CONTACTING THE COMPANY’S PROXY SOLICITOR, ADVANTAGE PROXY, INC., TOLL FREE, AT (877) 870-8565 OR KSMITH@ADVANTAGEPROXY.COM.

The Company and its directors and executive officers may be deemed to be participants in a solicitation of proxies for the Special Meeting. Information regarding the Company's directors and executive officers is available in its Form 10-K for the year ended December 31, 2016 filed with the SEC. No person other than the Company has been authorized to give any information or to make any representations on behalf of the Company in connection with the proposals in the proxy statement, and if given or made, such other information or representations must not be relied upon as having been made or authorized by the Company.

About Barington/Hilco Acquisition Corp.

Barington/Hilco Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination.

Forward-Looking Statements

This press release includes “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect the Company's management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company's prospectus for its offering filed with the SEC. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

CONTACT:

Karen Smith

Advantage Proxy, Inc.

Telephone: (877) 870-8565

Email: ksmith@advantageproxy.com